UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of VAALCO Energy, Inc. 2016 Stock Appreciation Rights Plan

On March 10, 2016, the board of directors (the “Board”) of VAALCO Energy, Inc. (the “Company”) adopted the “VAALCO Energy, Inc. 2016 Stock Appreciation Rights Plan” (the “Plan”). The purpose of the Plan is to foster and promote the long-term financial success of the Company and to increase shareholder value by: (a) encouraging the commitment of selected key employees, consultants and outside directors (collectively, “Service Providers”), (b) motivating superior performance of Service Providers by means of long-term performance related incentives, (c) encouraging and providing Service Providers with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s shareholders, (d) attracting and retaining Service Providers by providing competitive compensation opportunities, and (e) enabling Service Providers to share in the long-term growth and success of the Company. The Plan only provides for incentive awards that are only made in the form of Stock Appreciation Rights payable in cash (“SARs”). No shares of common stock were reserved in connection with the adoption of the Plan since no shares will be issued pursuant to the Plan.

Governance of the Plan

The Compensation Committee of the Board (the “Committee”) will have the complete power and authority to (i) select grantees who will participate in the Plan (“Grantees”); (ii) determine the size and duration of incentive awards; (iii) determine the terms and conditions of incentive awards and incentive agreements; (iv) construe and interpret the Plan and any incentive agreement or other agreement entered into under the Plan; and (v) establish, amend, or waive rules for the Plan’s administration.  Further, the Committee will make all other determinations which may be necessary or advisable for the administration of the Plan.

Notwithstanding the foregoing, any incentive awards that are to be granted under the Plan to outside directors will be approved by the Board, or made in accordance with a policy or program that is approved by the Board.  With respect to the grant of incentive awards to outside directors, all rights, powers and authorities vested in the Committee under the Plan with respect thereto will instead be exercised by the Board.

Eligible Participants

Incentive awards may be granted only to individuals who, at the time of grant, are Service Providers.  The Committee may from time to time designate those Service Providers, if any, to be granted incentive awards under the Plan, the number of SARs which will be granted to each such individual, and any other terms or conditions relating to the incentive awards as it may deem appropriate to the extent consistent with the provisions of the Plan.  A Grantee who has been granted an incentive award may, if otherwise eligible, be granted additional incentive awards at any time.

Grant.  The Committee may grant SARs to any Service Provider.  A SAR is the right to receive an amount equal to the Spread with respect to a share of common stock (“Share”) upon the exercise of the SAR.  The “Spread” is the difference between the SAR Price per share specified in a SAR Award on the date of grant and the fair market value per share on the date of exercise of the SAR.

General Provisions.  The terms and conditions of each SAR will be evidenced by an incentive agreement.  The SAR Price per share will not be less than one hundred percent of the fair market value of a Share on the date of grant of the SAR.  The term of the SAR will be determined by the Committee but may not be greater than ten years from the date of grant. The Committee may not include any feature for the deferral of compensation other than deferral of the recognition of income until exercise of a vested SAR.

Exercise.  SARs are exercisable subject to such terms and conditions as the Committee may specify in the incentive agreement for the SAR Award.  A SAR Award may be exercised by the delivery of a signed written notice of exercise to the Company, which must be received and accepted by the Company as of a date set by the Company in advance of the effective date of the proposed exercise.  The notice must set forth the number of SARs with respect to which the SAR Award is to be exercised.  No SAR granted to an officer, director or ten percent beneficial owner of any class of the Company’s equity securities may be exercised prior to six months from the date of grant, except in the event of the death or disability of such Grantee which occurs prior to the expiration of such six-month period if so permitted under the incentive agreement.

Settlement.  Upon exercise of a SAR, the Grantee will receive an amount equal to the Spread.  The Spread, less applicable withholdings, will be payable only in cash, within ten calendar days from the exercise date.  In no event may any SAR be settled in any manner other than by delivery of a cash payment from the Company.

Form of Incentive Agreement

Each Grantee to whom an incentive award is granted will be required to enter into an incentive agreement with the Company, in such a form as is provided by the Committee.  The incentive agreement will contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular incentive award.  Such terms need not be uniform among all Grantees or any similarly situated Grantees.  The incentive agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s incentive award, as well as, for example, provisions to the effect that the Grantee (a) may not disclose any confidential information acquired during employment with the Company, (b) must abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (c) must not interfere with the employment or other service of any employee, (d) must not compete with the Company or become involved in a conflict of interest with the interests of the Company or (e) will forfeit an incentive award if terminated for cause.  An incentive agreement will include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee.

The Committee may specify in an incentive agreement that the Grantee’s rights, payments, and benefits with respect to an incentive award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the incentive award.  Such events may include, but are not limited to, termination of employment with or without cause, violation of material policies of the Company or its affiliate, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Grantee, or other conduct by the Grantee that is detrimental to the business or reputation of the Company or its affiliate.

Termination of Employment

Unless otherwise expressly provided in the Grantee’s incentive agreement, if the Grantee’s employment is terminated for any reason other than due to his death, disability, retirement or for cause, any non-vested portion of any outstanding SAR Award at the time of such termination will automatically expire and terminate and no further vesting will occur after the termination date.  In such event, except as otherwise expressly provided in his incentive agreement, the Grantee will be entitled to exercise his rights only with respect to the portion of the incentive award that was vested as of his termination of employment date for a period that will end on the earlier of (i) the expiration date set forth in the incentive agreement or (ii) ninety days after the date of his termination of employment.

Termination of Employment for Cause

Unless otherwise expressly provided in the Grantee’s incentive agreement, in the event of the termination of a Grantee’s employment for cause, all vested and non-vested SAR Awards granted to such Grantee will immediately expire, and will not be exercisable to any extent, as of 12:01 a.m. (CST) on the date of such termination of employment.

Retirement

Unless otherwise expressly provided in the Grantee’s incentive agreement, upon the termination of employment due to the Grantee’s retirement:

•	any non-vested portion of any outstanding SAR Award will immediately terminate and no further vesting will occur; and
•

any vested SAR Award will expire on the earlier of (A) the expiration date set forth in the incentive agreement for such incentive award; or (B) the expiration of six months after the date of his termination of employment due to retirement.

Disability or Death

Unless otherwise expressly provided in the Grantee’s incentive agreement, upon termination of employment as a result of the Grantee’s disability or death:

•	any non-vested portion of any outstanding SAR Award will immediately terminate upon termination of employment and no further vesting will occur; and
•

any vested incentive award will expire on the earlier of either (A) the expiration date set forth in the incentive agreement or (B) the one (1) year anniversary date of the Grantee’s termination of employment date.

Continuation

Subject to the conditions and limitations of the Plan and applicable law, in the event that a Grantee ceases to be an employee, outside director or consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding SAR Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the incentive award; (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such incentive award; or (iii) to any other change in the terms and conditions of the incentive award.  In the event of any such change to an outstanding incentive award, a written amendment to the Grantee’s incentive agreement will be required.  No amendment to a Grantee’s incentive award will be made to the extent compensation payable pursuant thereto as a result of such amendment would be considered deferred compensation that is not excepted from taxation or penalties under Code Section 409A, unless otherwise determined by the Committee.

Incentive awards granted under the Plan are not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined under Code Section 414(p)).

Change in Control

Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined in the Plan), all of the SAR Awards then outstanding will become 100% vested and immediately and fully exercisable effective of the day immediately preceding the Change in Control date.

Amendment

The Board and the Committee each have the power and authority to terminate or amend the Plan at any time in its discretion.

The foregoing is a summary description of certain terms of the Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. A copy of the form of Stock Appreciation Rights Award Agreement to be issued pursuant to the Plan is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Notice of Fred Brazelton’s Intent Not to Stand for Reelection

On March 11, 2016, Fred Brazelton notified the Board that he does not intend to stand for reelection at the Company’s 2016 Annual Meeting Stockholders. As a result, the Board approved the reduction of the size of the Board from seven to six members effective with the election of directors at the 2016 Annual Meeting of Stockholders. Mr. Brazelton’s decision not to stand for reelection was not the result of any disagreement with the Company or any of its affiliates on any matter relating to the Company’s operations, policies or practices.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	VAALCO Energy, Inc. 2016 Stock Appreciation Rights Plan
10.2	Form of Stock Appreciation Rights Award Agreement to be entered into in connection with the VAALCO Energy, Inc. 2016 Stock Appreciation Rights Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: March 15, 2016	By:	/s/ Eric J. Christ
Eric J. Christ Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

4
Exhibit Number	Description
10.1	VAALCO Energy, Inc. 2016 Stock Appreciation Rights Plan
10.2	Form of Stock Appreciation Rights Award Agreement to be entered into in connection with the VAALCO Energy, Inc. 2016 Stock Appreciation Rights Plan